CALCULATION OF REGISTRATION FEE

		Amount of
	Proposed maximum	registration fee
Title of each class of securities to be registered	aggregate offering price	(1)
Common Stock, $5.00 Par Value	$200,000,000	$7,860

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424 (b)(2)
(To Prospectus Dated February 27, 2009)	Registration No. 333-157560
$200,000,000
Commerce Bancshares, Inc.
Common Stock
     On February 27, 2009, we entered into an equity distribution agreement with Morgan Stanley & Co. Incorporated, or Morgan Stanley, relating to shares of our common stock, $5.00 par value, offered by this prospectus supplement and the accompanying prospectus dated February 27, 2009 having aggregate sales proceeds of up to $200,000,000.
     In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock at any time and from time to time through Morgan Stanley as our sales agent. Sales of the shares, if any, will be made by means of brokers’ transactions on or through the Nasdaq Global Select Market (“NASDAQ”), trading facilities of national securities associations or alternative trading systems, block transactions and such other transactions as may be agreed upon by us and Morgan Stanley at market prices prevailing at the time of the sale or at prices related to the prevailing market prices.
     Our common stock is traded on NASDAQ under the symbol “CBSH.” On February 25, 2009, the last reported sale price of our common stock on NASDAQ was $34.88 per share.
     Our headquarters are located at 1000 Walnut, Kansas City, Missouri 64106, and our telephone number is (816) 234-2000. Our website address is: www.commercebank.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.
     Investing in our common stock involves risks. You should carefully consider the “Risk Factors” beginning on page S-4 of this prospectus supplement before you make an investment in our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
     These shares of common stock will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.
     Morgan Stanley will receive from us a commission equal to 1.50% of the gross sales proceeds of the shares sold pursuant to the equity distribution agreement up to $100,000,000 and 1.375% of the gross sales proceeds of the shares sold pursuant to the equity distribution agreement in excess of $100,000,000. Subject to the terms and conditions of the equity distribution agreement, Morgan Stanley will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the equity distribution agreement.
Morgan Stanley
The date of this prospectus supplement is February 27, 2009.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
We are offering to sell and seeking offers to buy the common stock only in places where sales are permitted.
You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.
     In this prospectus supplement, “we,” “us,” “our,” “Commerce,” and the “Company” refer to Commerce Bancshares, Inc. and its subsidiaries, unless specified otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the common stock offered hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of this offering in the prospectus supplement differs from the description of our common stock in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
     We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may only be used where it is legal to sell our common stock. You should not assume that the information that appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
INCORPORATION OF INFORMATION FILED WITH THE SEC
     The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. The following documents have been filed by Commerce (File No. 0-2989) with the SEC and are incorporated by reference into this prospectus (excluding any portions of those documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (which we filed with the SEC on February 26, 2009);

•	Form 8-K which we filed with the SEC on February 9, 2009; and

•	The description of our common stock contained in our Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.
     All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the common stock offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.
     We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to Commerce Bancshares, Inc., 1000 Walnut, P.O. Box 13686, Kansas City, Missouri 64106, Attention: Corporate Finance; telephone number (816) 234-2000.

PROSPECTUS SUPPLEMENT SUMMARY
     The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein, including our financial statements and the notes to those financial statements contained in such documents, before making an investment decision.
COMMERCE BANCSHARES, INC.
     We are a bank holding company as defined in the Bank Holding Company Act of 1956, as amended. We were incorporated under the laws of Missouri on August 4, 1966. We presently own all of the outstanding capital stock of one national banking association, which is headquartered in Missouri (the “Bank”). During 2008, two former banking subsidiaries, located in Kansas and Nebraska, were merged into the Bank. The Bank engages in general banking business, providing a broad range of retail, corporate, investment, trust, and asset management products and services to individuals and businesses. We also own, directly or through the Bank, various non-banking subsidiaries. Their activities include underwriting credit life and credit accident and health insurance, selling property and casualty insurance (relating to consumer loans made by the Bank), venture capital investment, securities brokerage, mortgage banking, and leasing activities. We own a second tier holding company that is the direct owner of the Bank.
     We are one of the nation’s top 50 bank holding companies, based on asset size. At December 31, 2008, we had consolidated assets of $17.5 billion, loans of $11.6 billion, deposits of $12.9 billion, and stockholders’ equity of $1.6 billion. All of our operations conducted by subsidiaries are consolidated for purposes of preparing our consolidated financial statements. We do not utilize unconsolidated subsidiaries or special purpose entities to provide off-balance sheet borrowings or securitizations.
     Our goal is to be the preferred provider of targeted financial services in our communities, based on strong customer relationships. We believe in building long-term relationships based on top quality service, high ethical standards and safe, sound assets. We operate under a super-community banking format with a local orientation, augmented by experienced, centralized support in select critical areas. Our local market orientation is reflected in our financial centers and regional advisory boards, which are comprised of local business persons, professionals and other community representatives, that assist us in responding to local banking needs. In addition to this local market, community-based focus, we offer sophisticated financial products available at much larger financial institutions.
     The Bank’s facilities are located throughout Missouri, Kansas, and central Illinois, and it entered markets in Tulsa, Oklahoma and Denver, Colorado during 2007. Its two largest markets include St. Louis and Kansas City, which serve as the central hubs for the entire company.

THE OFFERING
     The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”

Issuer	Commerce Bancshares, Inc., a Missouri corporation.

Common stock offered	Shares of common stock, $5.00 par value, having aggregate sales proceeds of up to $200,000,000.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes.

Risk factors	An investment in our common stock is subject to risks. Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Market and trading symbol for the common stock	Our common stock is traded on the NASDAQ under the symbol “CBSH.”

RISK FACTORS
     An investment in our common stock is subject to risk. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein.
     Before you decide to invest in our common stock, you should consider the risk factors below relating to the offering as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act before making an investment decision. If any of these risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. Please refer to “Incorporation of Information Filed with the SEC” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus for discussions of these other filings.
     The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
     The trading price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

     A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.
     There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
     Except as described under “Plan of Distribution”, we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock awards or units, stock appreciation rights, options, or warrants to purchase our common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.
     You may not receive dividends on the common stock.
     Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future. This could adversely affect the market price of our common stock. Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations including, the guidelines of the Federal Reserve Board regarding capital adequacy and dividends. See “Dividend Policy” for more information.
     We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
     We are a separate and distinct legal entity from our banking and non-banking subsidiaries and depend on dividends, distributions, and other payments from our banking and non-banking subsidiaries to fund dividend payments on our common stock and to fund all payments on our other obligations. Regulations relating to capital requirements affect the ability of our subsidiaries to pay dividends and other distributions to us and to make loans to us. Additionally, if our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to make dividend payments to our common stockholders. Furthermore, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.
     The common stock is equity and therefore is subordinate to our indebtedness and preferred stock.
     Shares of the common stock are equity interests in Commerce and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on Commerce with respect to assets available to satisfy claims on Commerce, including in a liquidation of Commerce. Additionally, in the event preferred stock is issued, holders of our common stock would be subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.
     Anti-takeover provisions could negatively impact our stockholders.
     Provisions of Missouri law and of our articles of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.
     Resales of our common stock in the public market following the offering may cause its market price to fall.
     We may issue shares of our common stock with aggregate sales proceeds of up to $200 million in connection with this offering. The issuance of these new shares could have the effect of depressing the market price for shares of our common stock.

USE OF PROCEEDS
     We currently intend to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes.
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
     Our common stock is traded on NASDAQ, under the symbol “CBSH.” As of December 31, 2008, we had approximately 75,882,308 shares of common stock outstanding.
     The following table sets forth the high and low prices of actual transactions for the Company’s common stock on NASDAQ (CBSH) and cash dividends paid for the periods indicated (restated for the 5% stock dividend distributed in December 2008).

				Dividend
		Price Range of Common Stock		Paid
	Quarter	High	Low	Per Share

2009	First (through February 25, 2009)	$44.41	$31.55	*

2008	First	$43.43	$36.19	$0.238
	Second	43.49	37.55	0.238
	Third	50.47	34.76	0.238
	Fourth	52.86	35.44	0.238

2007	First	$46.05	$42.26	$0.227
	Second	44.37	40.51	0.227
	Third	43.90	39.29	0.227
	Fourth	44.11	39.96	0.227

2006	First	$45.38	$42.45	$0.212
	Second	45.96	42.62	0.212
	Third	44.27	41.99	0.212
	Fourth	45.90	41.36	0.212

*	On February 6, 2009, the Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock, payable on March 27, 2009.

On February 25, 2009, the last reported sale price of our common stock on NASDAQ was $34.88 per share.
DIVIDEND POLICY
     In February 2009, our Board of Directors approved a cash dividend of $.24 per share. On an annualized basis, this cash dividend would amount to $.96 per share, compared with $.95 in 2008 (restated for the 5% stock dividend distributed in December 2008).
     The payment of future dividends is subject to the discretion of our Board of Directors which will consider, among other factors, our operating results, overall financial condition, and capital requirements, as well as general business and market conditions.
     As a bank holding company, our ability to declare and pay dividends also is subject to the guidelines of the Federal Reserve Board regarding capital adequacy and dividends. As of December 31, 2008, we were considered well-capitalized under the capital standards that our banking regulators use to assess the capital adequacy of bank holding companies. These capital adequacy requirements specify guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The quantitative measures require us to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and Tier 1 capital to average quarterly assets. Our banking regulators also make qualitative judgments about the components of our capital guidelines to calculate our capital position. To be classified as “well capitalized” under the guidelines, banks generally must maintain ratios of total capital that are 100 to 200 basis points higher than the minimum requirements. We review our on- and off-balance-sheet items on a continual basis to ensure that the amounts and sources of our capital enable us to continue to exceed the minimum guidelines.
     The principal source of the Company’s cash revenues is dividends from its bank subsidiary. The Federal Reserve Board may prohibit the payment of dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Office of the Comptroller of the Currency, or OCC, limits the payment of dividends by bank subsidiaries in any calendar year to the net profit of the current year combined with the retained net profits of the preceding two years. Permission must be obtained from the OCC for dividends exceeding these amounts. The payment of dividends by the bank subsidiaries may also be affected by factors such as the maintenance of adequate capital.

DESCRIPTION OF COMMON STOCK
     Please refer to “Description of Capital Stock” in the accompanying prospectus for a summary description of our common stock being offered hereby.
CERTAIN U.S. FEDERAL INCOME
TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK
     The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of common stock by a non-U.S. holder (as defined below) that holds the common stock as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), effective U.S. Treasury regulations, and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local, or foreign tax laws.
You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of common stock.
     For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:
•	an individual that is a citizen or resident of the United States;

•	a corporation, other entity treated as a corporation for U.S. federal income tax purposes, or partnership that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, provided that, (1) a court within the United States is able to exercise primary supervision over its administration or one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.
     If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Dividends
     Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:
•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.
     If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.
     If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and you have not claimed the dividends are eligible for any treaty benefits as income that is not attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, and the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income. “Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income basis. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Disposition of Common Stock
     If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain from U.S. sources that you recognize on a disposition of common stock unless:
•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the common stock as a capital asset, and you are present in the United States for 183 or more days in the taxable year of the disposition; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.
     “Effectively connected” gains are taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income tax basis. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
     An individual non-U.S. holder described in the second bullet point above will only be subject to U.S. federal income tax on the gain from the sale of common stock to the extent such gain is deemed to be from U.S. sources, which will generally only be the case where the individual’s tax home is in the United States. An individual’s tax home is generally considered to be located at the individual’s regular or principal (if more than one regular) place of business. If the individual has no regular or principal place of business because of the nature of the business, or because the individual is not engaged in carrying on any trade or business, then the individual’s tax home is his regular place of abode. If an individual non-U.S. holder is described in the second bullet point above, and the individual non-U.S. holder’s tax home is in the United States, then the non-U.S. holder may be subject to a flat 30% tax on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses.
     We believe we are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding
     Except as described below, a non-U.S. holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:
•	a valid Internal Revenue Service Form W-8BEN upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is a partnership, an estate, or a trust, Form W-8IMY (if applicable), together with any other relevant documents, certifying that the non-U.S. holder and each partner in the partnership or beneficiary of the estate or trust is) a non-United States person; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations.
     However, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
     Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
     In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:
•	a United States person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
     You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION
     We have entered into an equity distribution agreement (the “Agreement”) with Morgan Stanley & Co. Incorporated under which we may, from time to time, offer and sell shares of our common stock, $5.00 par value, having aggregate sales proceeds of up to $200,000,000 through Morgan Stanley & Co. Incorporated as our sales agent. Sales of the shares, if any, will be made by means of brokers’ transactions on or through, NASDAQ, trading facilities of national securities associations or alternative trading systems, block transactions and such other transactions as may be agreed upon by us and Morgan Stanley & Co. Incorporated. As sales agent, Morgan Stanley & Co. Incorporated will not engage in any transactions that stabilize the price of our common stock.
     Morgan Stanley & Co. Incorporated will use its commercially reasonable efforts to sell, as our sales agent, the shares of common stock offered hereby, from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). Either party may suspend the offering of shares of common stock pursuant to the Agreement by notifying the other party.
     We will pay Morgan Stanley & Co. Incorporated a commission equal to 1.50% of the gross sales proceeds of the shares sold pursuant to the Agreement up to $100,000,000 and 1.375% of the gross sales proceeds of the shares sold pursuant to the Agreement in excess of $100,000,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such shares. We have agreed to reimburse Morgan Stanley & Co. Incorporated for certain of their legal expenses.
     Settlement for sales of the common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
     In connection with the sale of the common stock on our behalf, Morgan Stanley & Co. Incorporated may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Morgan Stanley & Co. Incorporated may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Morgan Stanley & Co. Incorporated against certain civil liabilities, including liabilities under the Securities Act. Morgan Stanley & Co. Incorporated may engage in transactions with, or perform other services for, us in the ordinary course of business.
     The offering of common stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Agreement or (ii) the termination of the Agreement by us or by Morgan Stanley & Co. Incorporated.
LEGAL MATTERS
     Certain legal matters regarding the common stock will be passed upon for us by Husch Blackwell Sanders LLP, special counsel to Commerce, and certain legal matters regarding the common stock will be passed upon for Commerce by J. Daniel Stinnett, Esquire, Vice President and General Counsel of Commerce. Mr. Stinnett is an employee of Commerce and owns directly, and indirectly through certain Commerce employee benefit plans, shares of common stock of Commerce. Certain legal matters regarding the common stock will be passed upon for the sales agent by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
     The consolidated financial statements of Commerce Bancshares, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
COMMERCE BANCSHARES, INC.

COMMON STOCK

          We may offer and sell, from time to time, in one or more offerings, shares of our common stock. The specific terms of the common stock with respect to which this prospectus is being delivered will be set forth in one or more supplements to this prospectus.
          You should read this prospectus and any prospectus supplement carefully before you purchase any shares of our common stock. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement.
          We may sell the common stock directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the common stock, they will be named and their compensation will be described in one or more prospectus supplements. The net proceeds we expect to receive from such sales will be set forth in the respective prospectus supplements.
          These shares of common stock will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.
          Our common stock is traded on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “CBSH.” On February 25, 2009, the last reported sale price of our common stock on NASDAQ was $34.88 per share.
          Our headquarters are located at 1000 Walnut, Kansas City, Missouri 64106, and our telephone number is (816) 234-2000. Our website address is: www.commercebank.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and such information should not be considered part of this prospectus.
          Investing in our common stock involves risks. You should carefully consider the “Risk Factors” beginning on page 1 of this prospectus before you make an investment in our common stock.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2009.

          In this prospectus, “we,” “us,” “our,” “Commerce,” and the “Company” refer to Commerce Bancshares, Inc. and its subsidiaries, unless specified otherwise.

i

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, the common stock described in this prospectus. This prospectus provides you with a general description of the common stock we may offer. Offerings of our common stock will be made pursuant to a prospectus supplement, which will contain specific information about the terms of that offering and may also add to, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment in our common stock. See “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC” for more information.
          You should rely only on the information contained in, or incorporated by reference into, this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our common stock occurs.
RISK FACTORS
          Investing in our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.
          We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website referenced above. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.
INCORPORATION OF INFORMATION FILED WITH THE SEC
          The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. Any statement contained or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any document filed subsequently that also is incorporated by reference herein, modifies or supersedes that earlier statement. Any statement so modified or superseded is not deemed to constitute a part of this prospectus, except as so modified or superseded.
          The following documents have been filed by Commerce (File No. 0-2989) with the SEC and are incorporated by reference into this prospectus (excluding any portions of those documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (which we filed with the SEC on February 26, 2009);

•	Form 8-K which we filed with the SEC on February 9, 2009; and

•	The description of our common stock contained in our Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating that description.
          All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.
          We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to Commerce Bancshares, Inc., 1000 Walnut, P.O. Box 13686, Kansas City, MO 64106, Attention: Corporate Finance; telephone number: (816) 234-2000.
FORWARD-LOOKING INFORMATION
          This prospectus, any prospectus supplement, and the documents incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.
          Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, and in documents incorporated by reference. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.
          Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. Actual results may vary materially and adversely from those anticipated in the forward-looking statements. Some of the factors that could cause actual results to differ include:
•	projected business increases following process changes and other investments are lower than expected;

•	competitive pressure among financial services companies increases significantly;

•	general economic conditions are less favorable than expected;

•	political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s business and economic condition as a whole;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	changes in foreign exchange rates increase exposure;

•	changes in market rates and prices may adversely impact the value of financial products;

•	legislation or regulatory environments, requirements or changes may adversely affect businesses in which the company is engaged; and

•	litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses.
          Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Risk Factors section of the reports we filed with the SEC and which are incorporated by reference herein. See “Incorporation of Information Filed with the SEC.” In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.
USE OF PROCEEDS
          Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes. The prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds.
DESCRIPTION OF CAPITAL STOCK
          Our authorized capital stock consists of 100,000,000 shares of common stock, $5.00 par value, and 2,000,000 shares of preferred stock, $1.00 par value.
          The following is a summary of the material rights of our stock and related provisions of our articles of incorporation, bylaws and the provisions of applicable law. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles of incorporation and bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part.
Common Stock
          As of December 31, 2008, 75,882,308 shares of common stock were issued and outstanding.
          As of December 31, 2008, the Company had outstanding common stock options and stock appreciation rights totaling 2,395,351 and 1,600,228, respectively.
          Voting Rights
          The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
          Dividends
          The holders of our common stock are entitled to such dividends as our Board of Directors may declare from time to time from legally available funds, subject to limitations under Missouri law and the preferential rights of the holders of any outstanding shares of preferred stock.
          Liquidation
          Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in all assets remaining after payment to creditors and subject to prior distribution rights granted to the holders of any outstanding shares of preferred stock.
          No Preemptive or Similar Rights
          Our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.
          Fully Paid and Non-assessable
          All of the outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
          We are authorized to issue 2,000,000 shares of preferred stock, $1.00 par value, the terms and preferences of which may be set by the board of directors. As of December 31, 2008, no shares of preferred stock were issued and outstanding.

Anti-Takeover Effects of Provisions of Missouri Law and Our Articles of Incorporation and Bylaws
          Special Meetings of Shareholders
          Under the Missouri General Business Corporation Law (“MGBCL”), a special meeting of shareholders may be called by the board of directors or by such other person or persons as may be authorized by the articles of incorporation or the bylaws. Our bylaws provide that special meetings of Commerce shareholders may be called only by the Chairman of the Commerce Board of Directors (or any Vice-Chairman or President in the Chairman’s absence) or by a majority of the Commerce Board of Directors.
          Shareholders’ Vote for Mergers
          Under the MGBCL, a Missouri corporation must obtain the affirmative vote of the holders of 2/3 of the outstanding shares of the corporation entitled to vote thereon to approve a merger or consolidation.
          The MGBCL permits classification of a Missouri corporation’s board of directors with as equal of number in each class as possible if the corporation’s articles of incorporation or bylaws so provide. Our articles of incorporation and bylaws provide for a staggered board of directors comprised of three classes as equal in size as possible. The MGBCL permits a corporation to elect each director to a term of between one (1) and three (3) years. Our articles of incorporation and bylaws provide that directors are elected to a three (3) year term.
          Removal of Directors; Vacancies
          MGBCL provides that, unless the articles of incorporation or bylaws provide otherwise, one or more directors of a corporation may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The MGBCL also provides that any director may be removed for cause by action of a majority of the entire board of directors if the director, at the time of removal, fails to meet the qualifications stated in the articles of incorporation or bylaws for election as a director or is in breach of any agreement between such director and the corporation relating to such director’s services as a director or employee of the corporation. Our articles of incorporation provide that the entire Commerce Board of Directors may be removed only by a vote of 80% of the holders of the shares then entitled to vote generally in the election of directors, voting together as one class.
          The MGBCL provides that, unless otherwise provided in the corporation’s certificate or articles of incorporation or bylaws, the board of directors can fill vacancies by a majority vote until the next election of directors by shareholders at a regular or special meeting. Our bylaws provide that any vacancy or newly created directorship shall be filled by a vote of the majority of the Commerce Board of Directors.
          No Cumulative Voting
          Our bylaws provide there shall be no cumulative voting for our directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our common stock to elect any directors to our Board.
          Limitations on Liability of Directors; Indemnification
          Under the MGBCL, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding (including, any suit by or in the name of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him in connection with such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The foregoing notwithstanding, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors or officers, and its employees or agent, to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. These indemnification rights are not exclusive of any other rights to which the person seeking indemnification is entitled and do not limit a corporation’s right to provide further indemnification.
          Our bylaws provide rights of indemnification generally as set forth in the MGBCL as described above, except that the right of indemnification is limited to directors and officers.

          Amendments to our Articles of Incorporation
          Under the MGBCL, a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote thereon. Our articles of incorporation provide that provisions of our articles of incorporation dealing with the number, term, and removal of directors, and certain business combinations may not be repealed or amended without the affirmative vote of holders of at least 75% of the outstanding shares of voting stock. The Commerce shareholders may otherwise amend, alter, change or repeal any provision of our articles of incorporation as provided by the MGBCL.
          Amendments to our Bylaws
          Under the MGBCL, a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote thereon. Our articles of incorporation provide that provisions of our articles of incorporation dealing with the number, term, and removal of directors, and certain business combinations may not be repealed or amended without the affirmative vote of holders of at least 75% of the outstanding shares of voting stock. The Commerce shareholders may otherwise amend, alter, change or repeal any provision of our articles of incorporation as provided by the MGBCL.
          Under the MGBCL, the bylaws of a corporation may be made, altered, amended or repealed by the shareholders, unless and to the extent that such power is vested in the board of directors by the articles of incorporation. Our articles of incorporation and bylaws authorize the Commerce Board of Directors to make, alter, amend or repeal our bylaws, subject to the rights of shareholders at any regular or special meeting to alter or repeal bylaws made by the Commerce Board of Directors.
          Our bylaws provide that any shareholder who intends to bring a matter before the annual meeting of shareholders must deliver written notice of such shareholder’s intent to the Secretary of Commerce. Such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of such meeting. Such written notice must set forth (i) a brief description of the business to be brought before the meeting and the reasons for it, (ii) the name and address of the shareholder, (iii) the class or series and number of shares of capital stock of Commerce which are beneficially owned by the shareholder, (iv) any arrangement between such shareholder and any other person in connection with the proposal and any material interest of the shareholder in the proposed business described in the notice, and (v) a representation that such shareholder will appear in person or by proxy at the annual meeting. Such written notice with respect to nominations for the election of directors shall set forth (i) the name, age, business address and residential address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of Commerce which are beneficially owned by the nominee, and (iv) any other information about the nominee that is required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved as if he or she were a nominee of the corporation for election as one of its directors.
          Anti-takeover Statutes
          The MGBCL has a statute known as a “business combination statute.” This statute restricts certain “business combinations” between a corporation and an “interested shareholder.” For this purpose, a “business combination” means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested shareholder. Under the MGBCL, an “interested shareholder” means any person who owns or controls twenty percent (20%) or more of the outstanding shares of the corporation’s voting stock.
          Under the MGBCL, a corporation may not engage in a business combination with an interested shareholder for a period of five (5) years following the time that the shareholder became an “interested shareholder” other than in certain circumstances such as:
•	a business combination approved by the corporation’s board of directors prior to the date on which the interested shareholder became an interested shareholder;

•	a business combination approved by the holders of a majority of the outstanding voting stock not owned by the interested shareholder at a meeting called no earlier than 5 years after the date on which the interested shareholder became an interested shareholder; or

•	a business combination that satisfies certain fairness and procedural requirements.
Listing
          Our common stock is traded on the NASDAQ Global Select Market under the symbol “CBSH.”

Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is Computershare Trust Company.
PLAN OF DISTRIBUTION
          We may sell the common stock offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the common stock to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.
          We may distribute our common stock from time to time in one or more transactions at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the common stock upon the terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of common stock, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
          Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
          To facilitate the offering of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
          The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.
          In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of the shares of common stock offered hereby.
          Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on NASDAQ, subject to official notice of issuance.
LEGAL MATTERS
          Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock of Commerce covered by this prospectus will be passed upon for us by J. Daniel Stinnett, Esquire, Vice President, Secretary and General Counsel of Commerce. Mr. Stinnett is an employee of Commerce and owns directly, and indirectly through certain Commerce employee benefit plans, shares of common stock of Commerce. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements of Commerce Bancshares, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Commerce Bancshares, Inc.
Common Stock

PROSPECTUS

February 27, 2009